Exhibit 5.1

August 2, 2005                                                                                                     Michele D. Vaillancourt

                                                                                                                                (612) 604-6681

                                                                                                                                mvaillancourt@winthrop.com

MathStar, Inc.

5900 Green Oak Drive

Minnetonka, MN  55343

Re:  Form S-1 Registration Statement

Gentlemen:

We have acted as legal counsel for MathStar, Inc. (the “Company”) in connection with the preparation of a Form S-1 Registration Statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission, and the preliminary prospectus to be used in conjunction with the Registration Statement (the “Prospectus”), relating to the registration under the Securities Act of 1933, as amended, of the offer and sale by the Company of 4,600,000 newly-issued shares (the “Shares”) of common stock, par value $.01 per share (the “Common Stock”), to be sold in the manner described in the Registration Statement.

In connection therewith, we have examined (a) the Certificate of Incorporation and Bylaws of the Company; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus.  In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1.	The Company has been legally incorporated and is validly existing under the laws of the State of Delaware.
2.	The Shares are validly authorized by the Company’s Certificate of Incorporation and are validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

/s/ Michele D. Vaillancourt
Michele D. Vaillancourt